UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013 (May 21, 2013)

REGENCY ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35262	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

(214) 750-1771

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2013, Regency GP LLC, as the general partner of Regency GP LP, the general partner of Regency Energy Partners LP (the “Partnership”), entered into the Sixth Amended and Restated Credit Agreement, effective as of May 21, 2013, among Regency Gas Services LP, as borrower (the “Borrower”), the Partnership and other guarantors named therein, the joint lead arrangers and the sole bookrunner, the administrative agent, the collateral agent, and the lenders (all as named therein) (the “New Credit Agreement”). The material differences between the Fifth Amended and Restated Credit Agreement (the “previous credit agreement”) and the New Credit Agreement include:

•	The extension of the maturity date to May 21, 2018 from June 15, 2014.

•	An increase in the commitments from $1.15 billion to $1.2 billion with a $300 million uncommitted incremental facility.

•	A 75 bps decrease in pricing, with an additional 50 bps decrease upon the achievement of an investment grade rating by the Borrower.

•

No limitation on the maximum amount that the loan parties may invest in joint ventures existing on the date of the credit agreement so long as the Borrower is in pro forma compliance with the financial covenants.

•

The addition of a “Restricted Subsidiary” structure such that certain designated subsidiaries are not subject to the credit facility covenants and do not guarantee the obligations thereunder or pledge their assets in support thereof.

•

The addition of provisions such that upon the achievement of an investment grade rating by the Borrower, the collateral package will be released; the facility will become unsecured; and the covenant package will be significantly reduced.

•	An eight-quarter increase in the permitted Total Leverage Ratio and an increase for the two fiscal quarters occurring after any $50 million or greater acquisition.

A copy of the Sixth Amended and Restated Credit Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated into this Item 1.01 by reference. The above description is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1*	Sixth Amended and Restated Credit Agreement, dated May 21, 2013

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

	By:	Regency GP LP, its general partner

	By:	Regency GP LLC, its general partner

	By:	/s/ Thomas E. Long
Thomas E. Long
Date: May 28, 2013		Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1*	Sixth Amended and Restated Credit Agreement, dated May 21, 2013

*	Filed herewith